Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:
We consent to the use of our report on Nationwide VL Separate Account-G, dated March 21, 2017, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-146073).
/s/ KPMG LLP
Columbus, Ohio
April 10, 2017

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:
We consent to the use of our report on the consolidated financial statements and financial statement schedules of Nationwide Life and Annuity Insurance Company and subsidiary, dated March 15, 2017, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6.
/s/ KPMG LLP
Columbus, Ohio
April 10, 2017